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                                                        Exhibit 10.30

                    ANGELICA CORPORATION
                    EMPLOYMENT AGREEMENT


     This agreement ("Agreement") has been entered into this 12 day of December, 1997, by and between Angelica Corporation, Missouri corporation ("Company") and Don W. Hubble, an individual
("Executive").

     For and in consideration of the mutual promises herein contained, the parties hereto agree as follow:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

          1.1(a) "ACCRUED OBLIGATIONS" has the meaning set forth in Section 4.1(a) of this Agreement.

          1.1(b)  "ANNUAL BASE SALARY" has the meaning set forth in
Section 2.4(a) of this Agreement.

          1.1(c) "BOARD" means the Board of Directors of the Company.

          1.1(d) "CAUSE" has the meaning set forth in Section 3.3 of this Agreement.

          1.1(e)  "CHANGE IN CONTROL" means:

               (i) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)
(2) of the Exchange Act) of ownership of 30% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company voting Securities"); or

               (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however,
                                                -----------------
that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation or proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Approval by the stockholders of the Company of reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more



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than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (iv)  approval by the stockholders of the Company of
(a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition of assets of the Company.

          1.1(f) "COMPANY" has the meaning set forth in the first paragraph of this Agreement and, with regard to successors, in
Section 6.2 of this Agreement.

          1.1(g) "CODE" shall mean the Internal Revenue code of 1986, as amended.

          1.1(h) "CURRENT TARGET BONUS" has the meaning set forth in Section 4.1(a) of this Agreement.

          1.1(i) "DATE OF TERMINATION" has the meaning set forth in Section 3.6 of this Agreement.

          1.1(j)  "DISABILITY" has the meaning set forth in Section
3.2 of this Agreement.

          1.1(k) "DISABILITY EFFECTIVE DATE" has the meaning set forth in Section 3.2 of this Agreement.


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          1.1(l)  "DISPOSITION OF A MAJOR PART" means:

                  (i) when used with reference to the stock of an Operating Line of Business that is or becomes a separate corporation, limited liability corporation, partnership or other business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company of more than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of such Operating Line of Business;

                  (ii) when used with reference to the merger or consolidation of an Operating Line of Business that is or becomes a separate corporation, limited liability corporation, partnership or other business entity, any such transaction that results in the Company owning, either beneficially or of record or both, less than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interest) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of such Operating Line of Business: or

                  (iii) when used with reference to the assets of an Operating Line of Business, the sale, exchange, transfer, liquidation, distribution or other disposition of the assets of such Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of such Operating Line of Business as of the Triggering Transaction Date, (b) accounting for more than 50% of the aggregate book value (net of depreciation and amortization) of all of the assets of such Operating Line of Business, as would be shown on a balance sheet for such Operating Line of Business, prepared in accordance with generally accepted accounting principles then in effect, as of the Triggering Transaction Date, or (c) accounting for more than 50% of the net income of such Operating Line of Business, as would be shown on an income statement, prepared in accordance with generally accepted accounting principles then in effect, for the 12 months ending on the last day of the month immediately preceding the month in which the Triggering Transaction Date occurs.

          1.1(m)  "EFFECTIVE DATE" means January 1, 1998.

          1.1(n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          1.1(o) "EXCISE TAX" has the meaning set forth in Section 4.2(g) of this Agreement.

          1.1(p)  "GOOD REASON" has the meaning set forth in
Section 3.4 of this Agreement.

          1.1(q)  "GROSS-UP PAYMENT" has the meaning set forth in
Section 4.2(g) of this Agreement.

          1.1(r)  "INCENTIVE BONUS" has the meaning set forth in
Section 2.4(b) of this Agreement.

          1.1(s)  "INCUMBENT BOARD" has the meaning set forth in
Section 1.1(e) of this Agreement.


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          1.1(t)  "NOTICE OF TERMINATION" has the meaning set forth
in Section 3.5 of this Agreement.

          1.1(u) "OPERATING LINES OF BUSINESS" means the following lines of business of the Company, whether operated as a division or as a separate subsidiary: (i) textile rental and laundry services, which provides textiles and laundry services, principally to health care institutions, and, to a more limited extent, to hotels, casinos, motels and restaurants in or near major metropolitan areas of the United States; (ii) uniform and business apparel manufacturing and marketing, which manufactures and sells uniforms and business apparel to a wide variety of institutions and businesses in the United States, Canada and/or the United Kingdom; and (iii) retail specialty stores, which operates a nationwide chain of specialty retail stores primarily for a clientele of nurses and other health care professionals.

          1.1(v)  "OTHER BENEFITS" has the meaning set forth in
Section 4.1(c) of this Agreement.

          1.1(w) "OUTSTANDING COMPANY COMMON STOCK" has the meaning set forth in Section 1.1(e)(i) of this Agreement.

          1.1(x) "OUTSTANDING COMPANY VOTING SECURITIES" has the meaning set forth in Section 1.1(e)(i) of this Agreement.

          1.1(y)  "PAYMENT" has the meaning set forth in Section
4.2(g) of this Agreement.

          1.1(z) "PERSON" means any "person" within the meaning of Sections 13(d) and 14(d) of the Exchange Act.

          1.1(aa) "TERM" means the period that begins on the Effective Date and ends on the Date of Termination as defined in
Section 3.6 of this Agreement.

          1.1(bb) "TRIGGERING TRANSACTION" means (i) a Change in
Control of the Company or (ii) a Disposition of a Major Part of two or more of the Company's Operating Lines of Business.

          1.1(cc) "TRIGGERING TRANSACTION DATE" shall mean the date of the Triggering Transaction.

     1.2  GENDER AND NUMBER.  When appropriate, pronouns in this
Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

     1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms
"Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

     1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.


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2.   TERMS AND CONDITIONS OF EMPLOYMENT.

     2.1  PERIOD OF EMPLOYMENT.   The Executive shall remain in the
employ of the Company throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement.

     2.2  POSITIONS AND DUTIES.

          2.2(a) Throughout the Term of this Agreement, the Executive shall serve as Chairman of the Board, Chief Executive Officer and President of the Company, subject to the reasonable directions of the Board. The Executive shall have such authority and shall perform such duties as are specified by the Bylaws of the Company for the office to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Board from time to time.

          2.2(b) Throughout the Term of this Agreement (but excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees (as approved by the Board), (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect immediately prior to the Effective Date.

          2.2(c) It is understood and agreed that nothing contained in this Agreement shall be deemed to be a guarantee of continued employment or employment for a specific term.

     2.3  SITUS OF EMPLOYMENT.  Throughout the Term of this
Agreement, the Executive's services shall be performed in the greater St. Louis, Missouri area.

     2.4  COMPENSATION.

          2.4(a)  ANNUAL BASE SALARY.   For the first year of
employment, the Executive shall receive an annual base salary ("Annual Base Salary") of Three Hundred Seventy Five Thousand ($375,000), which shall be paid in equal or substantially equal semi-monthly installments. During the Term of this Agreement, the Annual Base Salary payable to Executive shall be reviewed at least annually and may be adjusted.

          2.4(b) INCENTIVE BONUSES. In addition to Annual Base Salary, the Executive shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under any incentive compensation plan which is generally available to other similarly situated executives of the Company. The annual target Incentive Bonus shall be equal to Fifty Percent (50%) of Annual Base Salary. The annual target Incentive Bonus which the Executive will have opportunity to earn shall be reviewed at least annually and may be adjusted at the discretion of the Board dependent upon the Executive's performance and in accordance with Company policy. For the fiscal year 1999, the target Incentive Bonus shall be One Hundred Eighty Seven Thousand, Five Hundred Dollars ($187,500) and shall be based on target goal formulas mutually agreeable to Executive and the Board. The Incentive Bonus paid for fiscal 1999 shall not be less than One Hundred Seventy-Five Thousand Dollars


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($175,000) and can reach, based on over-achievement of goals, a maximum of Eighty Percent (80%) of Annual Base Salary or Three Hundred Thousand Dollars ($300,000). For fiscal year 1998, Executive shall receive an incentive bonus of Fourteen Thousand Five Hundred Eighty Three Dollars ($14,583.00.)

          2.4(c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other similarly situated executives of the Company. Executive shall participate in the Supplemental Plan at the maximum percentage of Fifty Percent ("50%") of final average compensation.

          In addition to the incentive, savings and retirement plans generally available to other similarly situated executives, Company shall enter into a retirement benefit agreement (the "Retirement Agreement") attached hereto as Exhibit "A" with Executive which provides for an annual lifetime benefit of Fifteen Thousand Dollars ("$15,000") per year for each full year of service with the Company ("Retirement Benefit"). Such Retirement Benefit will be offset by any Angelica Corporation Pension Plan benefits, Supplemental Plan benefits, or other noncontributory retirement plan benefits payable to Executive.

          2.4(d) WELFARE BENEFIT PLANS. Throughout the Term of this Agreement (and thereafter), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other similarly situated executives of the Company.

          2.4(e) RESTRICTED STOCK. Executive shall receive a grant, effective January 2, 1998, of Twenty-Five Thousand (25,000) restricted shares of Company Common Stock ("Restricted Shares"). Eight Thousand Three Hundred Thirty Three (8,333) shares of the Restricted Shares shall vest at the end of each of the first two years of employment and Eight Thousand Three Hundred Thirty Four (8,334) shares of the Restricted Shares shall vest at the end of the third year of employment. In the event Executive's employment with Company terminates for any reason other than death or Disability prior to the Restricted Shares vesting, the unvested Restricted Shares will be forfeited. Executive may not sell any Restricted Shares until such Restricted Shares are vested, provided, however, that Executive shall be entitled to full dividend and voting rights relative to such Restricted Shares. In the event Executive's employment terminates as a result of death or Disability, all remaining Restricted Shares shall immediately vest.

          2.4(f) STOCK OPTIONS. Executive shall receive, effective January 2, 1998, an option grant to purchase One Hundred Thousand (100,000) shares of Company Common Stock ("Stock Options"). One third of the total Stock Options shall become exercisable after the completion of each year of service over the first three years of employment. The options shall expire on
January 2, 2005.   The exercise price of the Stock Options shall
be the average of the high and low price of the Company Common Stock on January 2, 1998. The Stock Options shall be granted in accordance with the terms and conditions similar to those set out in the Angelica Corporation 1994 Performance Plan. Further grants of stock options shall be based on the Executive's and the Company's performance and shall be at the discretion of the Compensation Committee.


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          2.4(g)  RELOCATION EXPENSES.  Company will reimburse
Executive for the normal expenses associated with relocating Executive and his family from Atlanta, Georgia, to St. Louis, Missouri, including transportation of all household furnishings (including two automobiles) , real estate commissions incurred in connection with the sale of Executive's residence at 2621 Winslow Drive N.E,. Atlanta, Georgia, 30305, provided that such commissions do not exceed the prevailing real estate commission rate in the Atlanta metropolitan area, standard closing costs for a home purchased in the St. Louis area, provided such home is purchased within one year from the date hereof, reasonable house hunting trips to St. Louis for Executive and his spouse, and 90 days temporary housing in St. Louis. Company reserves the right to employ the services of a national relocation firm's services.

          2.4(h) EXPENSES. Throughout the Term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to other similarly situated executives of the Company.

          2.4(i) OFFICE AND SUPPORT STAFF. Throughout the Term of this Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those generally provided to other similarly situated executives of the Company.

          2.4(j) VACATION. Throughout the Term of this Agreement, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices generally provided with respect to other similarly situated executives of the Company.

3.   TERMINATION OF EMPLOYMENT.

     3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Term of the Agreement.

     3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of the Agreement (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 7.2 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

     3.3  TERMINATION FOR CAUSE OR NON-PERFORMANCE.

          3.3(a) Termination of the Executive's employment by the Company for " Cause" shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform


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his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties; (ii) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part, shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company.

          3.3(b) Termination of the Executive's employment by the Company for "Non-Performance" shall mean termination based upon Executive's inability to meet agreed upon reasonable performance plans, as expressly agreed to in writing.

          3.3(c)  Notwithstanding the provisions of Sections
3.3(a) and 3.3(b), the Executive shall not be deemed to have been terminated for Cause or Non-Performance unless and until (i) he receives a Notice of Termination from the Company, (ii) he is given the opportunity, with counsel, to be heard before the Board, and
(iii) the Board finds, in its good faith opinion, the Executive failed to perform in accordance with performance standards or was guilty of the conduct set forth in the Notice of Termination, as applicable.

     3.4 GOOD REASON. Pursuant to Section 4.2, the Executive may terminate his employment with the Company for "Good Reason," which shall mean:

          3.4(a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          3.4(b) (i) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4, (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, or
(iii) the failure by the Company to provide the Executive with paid vacation to which the Executive is entitled as described in Section 2.4(j).

          3.4(c) a material breach by the Company of any provision of this Agreement;

          3.4(d) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

          3.4(e) within a period ending at the close of business on the date two (2) years after the Triggering Transaction Date of any Change in Control, if the Company has failed to comply with and satisfy Section 6.2 on or after such Triggering Transaction Date; or

          3.4(f) the Company's requiring the Executive to be based at any office or location other than that described in Section 2.3.


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          For purposes of this Section, any good faith
determination of "Good Reason" made by the Executive shall be conclusive.

     3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause, Non-Performance or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.2. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 3.6 hereof) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than ninety (90) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Non-Performance, or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     3.6 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or Non-Performance, or by the Executive for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Company other than for Cause, Non-Performance, death or Disability, or by the Executive for other than Good Reason, the Date of Termination shall be the date specified in the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

4.   CERTAIN BENEFITS UPON TERMINATION.

     4.1 BENEFITS UPON TERMINATION NOT IN CONNECTION WITH A TRIGGERING TRANSACTION. If, prior to a Triggering Transaction during the Term of the Agreement (except in the event that one of the following termination of employment events occurs within the six-month period prior to the earlier of (a)) a Triggering Transaction or (b) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, which shall result in the payment of severance benefits set forth in
Section 4.2 of this Agreement): (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason (other than as a result of the Company requiring the Executive to be based at any office or location other than that described in Section 2.3, as set out in Section 3.4(f)), the Executive shall be entitled to the payment of the benefits provided below as of the Date of
Termination:

          4.1(a)  Accrued Obligations.  Within thirty (30) days
                  --------------------
after the Date of Termination, the Company shall pay to the Executive the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, and (ii) any accrued vacation pay; in each case to the extent not previously paid (the "Accrued Obligations").


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          In addition, on the date that Incentive Bonuses are paid
to other similarly situated executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365. For purposes of this Agreement, the term "Current Target Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated and the Executive had earned 100% of the Incentive Bonus that he could have earned for such year.

          4.1(b)  Severance Payment.  The Company shall pay to the
                  -----------------
Executive as severance pay the following amounts:

                  4.1(b)(i)   If termination occurs within the first
year of employment, the company will pay, from the date of termination, Monthly Target Compensation (Annual Base Salary plus Current Target Bonus divided by 12) , for the number of months which, when added to the number of months worked, equals 24.

                  4.1(b)(ii) If termination occurs during the second year of employment, the Company will pay 12 months of Monthly Target Compensation from the date of termination.

                  4.1(b)(iii) If termination occurs after the second year of employment, the Company will pay 24 months of Monthly Target Compensation from the date of termination.

                  The Company at any time may elect to pay the balance of such severance payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value on the basis of the applicable Federal short-term monthly rate as determined according to Code Section 1274(d) for the month in which the Executive's Date of Termination occurred.

          4.1(c)  Other Benefits.   To the extent not previously
                  ---------------
paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other similarly situated executives and their families.

          4.1(d)  Medical and Health Benefit Continuation.  For the
                  ----------------------------------------
remainder of the Employment Period (but in no case less than one
(1) year after the Date of Termination), of such longer period as any plan, program, practice or policy may provide, the company shall continue medical and health benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2.4(d) if the Executive's employment had not been terminated, in accordance with the plans, practices, programs or policies of the Company as those provided generally to other similarly situated executives and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or heath benefits under another employer-provided plan, or is otherwise eligible to receive Medicare or similar medical and health benefits, the medical and health benefits described herein shall be secondary to those provided under such other plans during such applicable period of eligibility.

     4.2 BENEFITS UPON TERMINATION IN CONNECTION WITH A TRIGGERING TRANSACTION. If (a) a Triggering Transaction occurs during the Term of the Agreement and within three (3) years after the Triggering Transaction Date (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, or, alternatively, (b) if one of the above-described termination of employment events occurs within the six-month period prior to the earlier of (i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then the Executive shall become entitled to the payment of the benefits as provided below as of either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits as set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"):

          4.2(a)  Accrued Obligations.  Within thirty (30) days
                  --------------------
after the Date of Termination, the Company shall pay to the Executive the Accrued Obligations.

          In addition, on the date that Incentive Bonuses are paid to other similarly situated executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365.

          4.2(b)  Severance Payment.  Within thirty (30) days after
                  -----------------
the Entitlement Date, the Company shall pay to the Executive as severance pay in a lump sum in cash an amount equal to 2.99 times his then-current Annual Base Salary and Current Target Bonus.

          4.2(c)  Stock Options.  To the extent not otherwise
                  --------------
provided for under the terms of the Company's stock option plans or the Executive's stock option agreements, all stock options held by the Executive that have not expired in accordance with their respective terms shall vest and become fully exercisable as of the Entitlement Date.

          4.2(d)   Stock Bonus and Incentive Plan Shares.  To the
                   --------------------------------------
extent not otherwise provided for under the terms of the Company's Stock Bonus and Incentive Plan, all "Matching Shares" (as defined in such plan) held by or for the benefit of the Executive that are unvested and restricted at the Date of Termination shall vest and become unrestricted as of the Entitlement Date and all "Elected Shares" (as defined in such plan) held by or for the benefit of the Executive that are restricted at the Date of Termination shall become unrestricted as of the Entitlement Date.

          4.2(e)  Medical and Health Benefit Continuation.  For a
                  ----------------------------------------
period of ten years after the Entitlement Date and without cost to the Executive and/or his family, the Company shall continue medical and health benefits to the Executive and/or the Executive's family at least equal to those which were being provided to them prior to the Date of Termination; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, or is otherwise eligible to receive Medicare or similar medical and health benefits, the medical and health benefits described herein shall be secondary to those provided under such other plans during such applicable period of eligibility.

          4.2(f)  Other Benefits.   To the extent not previously
                  ---------------
paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other similarly situated executives and their families.

          Any provision in any plan or program of the Company in which Executive is a participant that precludes Executive from competing with the Company, or denies Executive entitlement to a benefit in the event Executive does compete with the Company, shall be null and void.

          4.2(g)  Excess Parachute Payment.  Anything in this
                  -------------------------
Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section (a "Payment") would be subject to the excise tax imposed by Code Section 4999 (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment ( a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment on an after-tax basis equal to the Excise Tax imposed upon the Payment.

          The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim by the Internal Revenue Service and the notification shall apprise the Company of the nature of the claim and the date on which such claim is required to be paid. The Executive shall not pay such claim prior to the expiration of a 30-day period following the date on which the Executive has given such notification to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is required). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall cooperate with the Company in so contesting; provided, however, that the Company shall bear and pay
            -----------------
all costs and expenses (including additional interest and penalties) incurred in connection with such contest, on an after-tax basis to the Executive.

          4.2(h)  Enhanced Supplemental Retirement Plan Benefits.
                  -----------------------------------------------
The benefit payable to the Executive under the Angelica Corporation Supplemental Plan (as originally effective April 1, 1980 and as amended from time to time, including a restatement as of January 23, 1990) (the "Supplemental Plan") shall be determined taking into account the following modifications:

          (i)  The amount payable to the Executive pursuant to
Section 4 of the Supplemental Plan shall be determined on the basis of the service with the Company the Executive would have completed if he had continued to be employed by the Company until retirement at age 65; provided such additional imputed service shall not exceed ten years.

          (ii) The Executive may begin to receive payments at any time after termination without any discount because the payments commence before the Executive is age 65, regardless of the provisions of Section 6 of the Supplemental Plan.

          (iii) In addition to the benefit payable to the Executive as determined above, if the Executive has not attained age 65 as of his Entitlement Date, he shall be entitled to receive a monthly benefit equal to the amount of old-age insurance benefit to which he would be entitled at age 65 under the Social Security Act, based upon the assumption that he will continue to receive until reaching age 65 compensation that would be treated as wages for purposes of the Social Security Act at the same rate as he received such compensation at the time of retirement or severance, which benefit shall commence on the Executive's Entitlement Date and shall end when the Executive attains the age of 65 years.

          The Executive shall be entitled to receive his entire benefit, including the enhanced benefits provided by this Agreement, in a single lump sum cash payment within thirty (30) days after the Entitlement Date, in which case the total of such payments shall be discounted to present value on the basis of the average of the interest rates, as reported in the Wall Street Journal as of the close of trading for the 20 days that immediately preceded the Entitlement Date on which the new York Stock Exchange was open for trading, of the shortest term U.S. Treasury bond that matures at least 20 years after the Entitlement Date. In the event enhanced Supplemental Plan benefits are payable pursuant to this Section on account of a Triggering Transaction, and the Executive is entitled to a benefit under Section 10 of the Supplemental Plan on account of a Change in Control (as defined in the Supplemental
Plan), the Executive shall be entitled to the larger of the amounts computed pursuant to this Section and the amounts computed pursuant to the Supplemental Plan without regard to this Section. Such benefit shall be in lieu of any other benefit payable pursuant to the Supplemental Plan.

          4.2(i)  Enhanced Retirement Agreement Plan Benefits.
                  --------------------------------------------
For purposes of determining the amount payable to Executive pursuant to the Retirement Agreement, as defined in Section 2.4(c) of this Agreement, the years of service with the Company shall be determined as if the Executive had continued to be employed by the Company until age 65 (but not more than ten years of imputed service.). The Executive shall be entitled to receive such enhanced benefit in a single lump sum cash payment within thirty
(30) days after the Entitlement Date in an amount equal to the present value of such Annual Benefit (as defined in the Retirement Agreement) of the Executive. Such present value shall be determined on the basis of the average of the interest rates, as reported in the Wall Street Journal as of the close of trading for the 20 days that immediately preceded the Entitlement Date on which the New York Stock Exchange was open for trading, of the shortest term U.S. Treasury bond that matures at least 20 years after the Entitlement Date. Such benefit shall be in lieu of any other benefit payable pursuant to the Retirement Agreement.

          4.2(j)  Restricted Stock.   Any and all Restricted Stock
                  ----------------
issued pursuant to Section 2.4(e) of this Agreement and held by the Executive shall vest and all restrictions be lifted as of the Entitlement Date.

     4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Term of the Agreement (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty
(30) days of the Date of Termination), and (ii) the timely payment or provision of Other Benefits

(as defined in Section 4.1(c)), including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

     4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Term of the Agreement (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive, other than for (1) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination)and (2) the timely payment or provision of Other Benefits (as defined in Section 4.1(c) including Disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

     4.5  TERMINATION FOR CAUSE;  OTHER THAN GOOD REASON.   If the
Executive's employment shall be terminated for Cause during the Term of the Agreement (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Accrued Compensation (as defined in this Section), If the Executive terminates employment with the Company during the Term of the Agreement, (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued Compensation (as defined in this Section) and the timely payment or provision of Other Benefits (as defined in Section 4.1(c)). In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

     For the purpose of this Section, the term "Accrued Compensation" means the sum of (i) the Executives' Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) any accrued vacation pay in each case to the extent not previously paid.

     4.6  NON-EXCLUSIVITY OF RIGHTS:  SUPERSESSION OF CERTAIN
BENEFITS.   Except as provided in Sections 4.1(d) and 4.2(e) and in
this Section 4.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     4.7 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as provided in Sections 4.1(d) and 4.2(e), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the

Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

     4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause or Non-Performance, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 or 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the
                                -----------------
Company shall not be required to pay any disputed amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

5.   NON-COMPETITION.

     5.1  NON-COMPETE AGREEMENT.

          5.1(a) It is agreed that during the period beginning on the date this Agreement terminates and ending two(2) years thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company; provided that, if the Executive is terminated by the Company without Cause or if the Executive terminated his employment for Good Reason, then he will not be subject to the restrictions of this Section.

          5.1(b) For purposes of Section 5.1, a business enterprise with which the Executive becomes associated as an officer, employee, agent, partner or director shall be considered in substantial direct competition, if such entity competes with the Company in any business in which the Company is engaged and is within the Company's market area as of the date the Agreement expires.

          5.1(c) The above constraint shall not prevent the Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

     5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

6.   SUCCESSORS.

     6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     6.2 SUCCESSORS OF COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at his option on or after the Triggering Transaction Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

7.   MISCELLANEOUS.

     7.1 OTHER AGREEMENTS. The Board may, from time to time in the future, provide other incentive programs and bonus arrangements to the Executive with respect to the occurrence of a Triggering Event that will be in addition to the benefits required to be paid in the designated circumstances in connection with the occurrence of a Triggering Transaction. Such additional incentive programs and/or bonus arrangements will affect or abrogate the benefits to be paid under this Agreement only in the manner and to the extent explicitly agreed to by the Executive in any such subsequent program or arrangement.

     7.2 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  Notice to Executive:
                  --------------------

                  Don W. Hubble
                  Last address of knowledge to the Company


                  Notice to Company:
                  ------------------

                  Angelica Corporation
                  424 South Woods Mill Road
                  Chesterfield, Missouri  63017-3406

     7.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     7.4 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     7.5 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     IN WITNESS WHEREOF, the Executive and the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/s/ DON W. HUBBLE
--------------------------------
Don W. Hubble

                              ANGELICA CORPORATION



                              By  /s/ L. F. LOEWE
                                -----------------------------
                                 L. F. Loewe
                                 Chairman, President, and CEO